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                                                                    EXHIBIT 10.9


                                      LEASE

This Lease made and executed as of the 28th day of August, 1991 by and between EASTMAN KODAK COMPANY, a New Jersey Corporation, having an office at 343 State Street, Rochester, New York, (hereinafter referred to as "Landlord") and GENENCOR INTERNATIONAL, INC., a Delaware corporation, having an office at 4 Cambridge Place, 1870 Winton Road South, Rochester, New York (hereinafter referred to as "Tenant").

        1.     DEMISED PREMISES AND IMPROVEMENTS THEREON

               Landlord, in consideration of the terms herein, grants and leases to Tenant, and Tenant hereby leases from Landlord, on the terms, herein:

               All that certain parcel of land and improvements, buildings (but not equipment or other personalty acquired by separate bill of sale from Landlord) in the Town of Greece and City of Rochester, County of Monroe, State of New York shown in Exhibit "A" hereto, including existing shared access to the premises and loading dock area (except as the context may otherwise require, the above mentioned premises are hereinafter referred to as "the Premises,"); a legal description of the leasehold property conveyed under this agreement, is more particularly set forth in Exhibit "A-1" hereto;

               To have and to hold the Demised Premises for and during the term hereinafter described; together with any and all appurtenances, rights, interests, and easements, if any;

        2.     TERM AND DURATION

               The Term of this Lease ("lease term") shall extend for a period of fifty (50) years, beginning on the 1st day of January, 1990.

        3.     SHORT FORM OR MEMORANDUM OF LEASE SUITABLE FOR RECORDING

               Each party agrees, at the request of the other party, to promptly execute and deliver to the requesting party a short form or Memorandum of Lease duly acknowledged and in recordable form.

        4.     RENT

               Tenant covenants and agrees to pay to Landlord at such place as Landlord shall designate in writing, for the lease term, a rental of One Dollar ($1.00) per year payable annually at the commencement of the lease year.

        5.     USE AND OCCUPANCY

               The Tenant shall maintain and operate the Demised Premises for manufacturing, laboratory, and office purposes, or for other lawful purposes not inconsistent with the zoning ordinances and other applicable rules and regulations of the City of Rochester and Town of Greece.


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        6.     ASSIGNMENT AND SUBLETTING

               This Lease shall not be assignable nor the Premises sublettable by either party without written approval of the other party which approval shall not be unreasonably withheld.

        7.     TAXES, ASSESSMENTS AND UTILITIES

               a. Tenant shall reimburse Landlord for all real estate taxes attributable to the Premises throughout the lease term.

               b. On the commencement date of this Lease, Landlord shall provide the following utilities and services and Tenant shall pay for such utilities and services at the same rates Kodak charges back to its production and manufacturing units situated at Kodak Park including a capital financing charge in lieu of the capital asset distribution normally allocated to such unit:

               1.     Steam/condensate

               2.     Electric

               3.     Storm/Sewer

               4.     Fire protection water and processed water

               5.     Drinking water

               6.     Electrical Switchgear facility

               7.     Computer links

               8.     Hazardous Waste Removal/incineration

               9. General Expenses including but not limited to security, fire protection, bus access, cafeteria access and the like

               Landlord warrants and represents that rates for future years will be similar to, and not in excess of, the charges for the above utilities and services which Kodak charges back to its production and manufacturing units throughout Kodak Park. Tenant will comply with any Landlord standards and procedures normally applicable to such utilities and services.

               If Tenant finds alternative services to replace any of the above utilities or services, the applicable charges referred to above shall be terminated upon 30 days' written notice to Landlord.

               Tenant has or will construct and maintain at its expense sanitary sewer line(s) to be connected directly from the Premises to a municipal sewer. Tenant shall cease to use the sanitary sewer of Landlord now connected to the Demised Premises.


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        8.     LIABILITY INSURANCE

               Upon Landlord's request, a certificate of insurance, or binder, of such insurance insuring the interests of Tenant shall be furnished to Landlord at the commencement of the lease term and upon each renewal thereof.

               Tenant agrees to maintain, throughout the lease term, comprehensive liability insurance against claims for injury to persons or damage to property arising out of its use and occupancy of the Demised Premises, any such policies of insurance to be written with a company of recognized responsibility and reasonably acceptable to Landlord.

        9.     CASUALTY INSURANCE

               a. Tenant will, during the lease term cause the buildings and improvements on the Premises to be insured against all risk of loss or damage to full replacement value. The insurance policies shall be with a responsible and reputable insurance company, reasonably acceptable to Landlord and shall contain the standard mortgagee endorsement.

               b.     All insurance policies carried by Tenant pursuant to this
Section 9 shall be issued in the name of Tenant, any subtenant of the Premises, the Landlord, and any leasehold mortgagee, as their respective interests may appear. Tenant shall have the right to make all adjustments of loss and execute all proofs of loss in its name and/or in Landlord's name. Subject to any loss payable endorsements in favor of the leasehold mortgagee, the proceeds of such insurance in case of loss shall be payable to Tenant as trust funds and used by Tenant for the purpose of restoring and rebuilding the improvements located on the Premises.

               c. Tenant may maintain for his own account any insurance not required by this Lease or insurance required by this Lease with greater coverage in scope and amounts, and the proceeds thereof belong to Tenant.

        10.    MUTUAL RELEASE AND WAIVER OF SUBROGATION

               Landlord and Tenant hereby waive on behalf of themselves and their respective insurers, any claims that either may have against the other for loss or damage resulting from perils covered by the standard form of all risk insurance. It is understood that this waiver is intended to extend to all such loss or damage whether or not the same is caused by the fault or neglect of either Landlord or Tenant and whether or not insurance is in force. If required by policy conditions, each party shall secure from its property insurer a waiver of subrogation endorsement to its policy, and deliver a copy of such endorsement to the other party to this Lease if requested.

        11.    INDEMNITY

               Landlord and Tenant each agree to indemnify and hold each other harmless from and against any and all claims, actions, damages, liability, loss of life, personal injury and damages to property arising from or out of the indemnitor's conduct and actions in regard to the Premises and areas adjoining the Premises. Landlord and Tenant mutually agree to comply with all environmental, health, safety and recordkeeping and other applicable requirements of any


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governmental agency relating to the Premises or operations at the Premises including but not limited to the use and discharge of hazardous chemical and biological material upon and adjoining the Premises.

        12.    BUILDINGS, IMPROVEMENTS AND ALTERATIONS

               a. Landlord is the owner of the existing building on the Premises at the commencement of this Lease.

               b. Tenant shall have the right, at all times during the Lease term and at its own cost and expense, to make such changes, improvements, alterations and additions to the Premises as it may desire subject to Landlord approval which will not unreasonably be withheld.

               c. Any future capital improvements to the existing building, any additional building, or other additions of fixtures and improvements, shall remain and be the property of the Tenant during the term of this Lease, and Tenant shall be permitted to depreciate said property in accordance with applicable state and federal tax laws; Landlord shall have no right or interest in such depreciation of Tenant's buildings, improvements and fixtures.

        13.    COMPLIANCE WITH LAWS

               a. Except as may otherwise be the responsibility of Landlord under the terms of this Lease, Tenant shall comply with all present and future laws, ordinances, orders, rules, regulations, and requirements with respect to the Premises, the buildings and improvements thereon or hereafter erected thereon by Tenant, or the use or occupancy thereof. With respect to the above-ground chemical storage tanks present at the premises, it shall be Landlord's responsibility to conduct all required integrity assessments and upgrades in accordance with all applicable Federal or New York State laws and regulations as of January 1, 1990, and the Kodak Park Storage Tank Improvement Program referenced in New York State Order on Consent Index No. D8-6001-89-1 dated June 7, 1989. It shall be Tenant's responsibility to comply with all applicable Federal or New York State laws or regulations respecting the operation and management of such tanks after January 1, 1990 except for the upgrading of the tanks by Landlord, as more particularly set forth above.

               b. Tenant shall have the right, at its sole cost, to contest the validity or applicability of any real estate tax law, ordinance, order, rule, or regulation, and Tenant shall have the right to delay observance thereof and compliance therewith until such contest is finally determined and is no longer subject to appeal. Tenant may delay observance and compliance with any such law pending the prosecution of such proceeding provided that such compliance may be legally delayed without subjecting Landlord to any criminal liability or fine or without in any way jeopardizing the ownership of the property. Tenant will hold Landlord harmless from any cost related to such contest or proceeding.

        14.    HAZARDOUS SUBSTANCES; INDEMNITY

               a. Landlord represents and warrants that any handling, transportation, storage, treatment or usage of toxic or hazardous substances that has occurred on the Premises to January 1, 1990, has been in substantial compliance with all applicable federal, state and local


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laws, regulations, and ordinances. Landlord further represents and warrants that no consent order by any state or Federal Agency has been issued in regard to said premises, and that Landlord will disclose to Tenant any substantial leak, spill, release, discharge, emission, or disposal of toxic or hazardous substances which has occurred on the Premises prior to January 1, 1990.

               b. Landlord shall indemnify, defend (with counsel acceptable to Tenant) and hold Tenant and its officers, employees and agents harmless from any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims) or loss including attorneys' fees, consultant fees, and expert fees (consultants and experts to be selected by Tenant) that arise during or after the lease term from or in connection with the presence or suspected presence of toxic or hazardous substances in the soil, or groundwater at the Premises, or the investigation or remediation cleanup or removal thereof, unless the toxic or hazardous substances are present (a) solely as a result of the conduct of Tenant, its officers, employees or agents after January 1, 1990 or (b) solely as a result of the conduct of third parties.

               c. Tenant shall indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and its officers, employees and agents harmless from any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims) or loss including attorneys' fees, consultant fees, and expert fees (consultants and experts to be selected by Landlord) that arise during or after the lease term from or in connection with the presence or suspected presence of toxic or hazardous substances in the soil, or groundwater at the Premises, or the investigation or remediation cleanup or removal thereof, unless the toxic or hazardous substances are present (a) solely as a result of the conduct of Landlord, its officers, employees or agents, or (b) solely as a result of the conduct of third parties.

               d. As used herein, the term "toxic or hazardous substances" means any toxic or hazardous substance, material or waste which is or becomes regulated by any appropriate governmental authority. The term "toxic or hazardous substances" includes, without limitation, any material or substance which is (i) defined as a "hazardous substance" or "hazardous waste" under applicable state or federal law, (ii) petroleum, (iii) asbestos, (vii) defined as a "regulated substance" pursuant to Subchapter IX, Solid Water Disposal Act (Regulation of Underground Storage Tanks), U.S.C. ss.6991 et seq., or (v) defined as a "pesticide" pursuant to the Federal Insecticide, Fungicide and Rodenticide Act, as amended.

        15.    ENVIRONMENTAL REPORTS; FURTHER INVESTIGATION AND FOLLOW-UP

               [Intentionally Deleted]

        16.    REAL ESTATE TITLE REPRESENTATION

               The Landlord warrants and represents to the Tenant that Landlord owns the Premises in fee simple and that there exists no mortgage, judgment or other lien affecting the Premises.

        17.    DAMAGE CLAUSE

               Should the whole or any part of the buildings or improvements on the Premises be partially or wholly damaged or destroyed by fire or other insured casualty after the


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commencement of the Lease term, such destruction or damage shall not operate to terminate this Lease, but this Lease shall continue in full force and effect, except as otherwise provided herein. Tenant, to the extent that insurance proceeds are available for said loss or damage, agrees to restore, rebuild or repair the buildings and improvements to a condition as near as possible to that existing prior to the damage. The insurance proceeds payable as a result of such damage or destruction of said buildings or improvements shall be paid to Tenant in trust for restoration and rebuilding, subject to the rights and interests of any Leasehold Mortgagee.

        18.    DEFAULT CLAUSES

               In the event that Tenant shall default or fail in the performance of any covenant or agreement on its part in this Lease, and such default is not cured for a period of ninety (90) days after Tenant receives written notice of default from Landlord, or if such default cannot, with due diligence, be cured within ninety (90) days, and Tenant shall not have commenced to remedy the same within such period and shall not be proceeding with due diligence and in good faith to remedy it, then, and in such case, Landlord may at Landlord's option, on 90 days' written notice by Landlord, purchase Tenant's interest in this Lease, as more particularly set forth in paragraph 22 herein, except that Landlord shall be given a set-off or credit against the purchase price for the amount of the default, and the balance of the purchase price, less the amount needed to cure said default, shall be remitted directly to the Tenant.

        19.    CONDEMNATION

               a. If the entire Premises shall be taken by the right of eminent domain for any public use, this Lease shall then expire on the later of the date when title to the Premises so taken shall vest in the condemning authority or the date when any possession is required to be surrendered, whichever is later.

               b. If such a substantial portion of the premises or buildings or improvements (including automobile parking) constructed thereon shall be taken so as to make the remaining portion unusable for the purposes to which the Premises shall then be devoted, Tenant shall have the right to cancel or terminate this Lease on forty-five (45) days' written notice. On such taking, Tenant shall pursue in its respective name its rights, such remedies and make such claims as it may have against the authority exercising eminent domain or other lawful taking, Landlord agrees that out of condemnation proceeds available in regard to said taking, (i) the value of Tenant's Lease prior to such taking,
(ii) Tenant's improvements and (iii) Tenant's moving expenses and other lawful Tenant claims shall take priority over any of Landlord's claims in said proceeding.

        20.    ESTOPPEL CERTIFICATES

               Each party shall, at its expense within ten (10) days after request by the other party or any Leasehold Mortgagee, certify by written instrument in recordable form:

               a. That this Lease is unmodified and in full force and effect (or that the lease is in full force and effect as modified and stating the modification);


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               b.     The dates, if any, to which the rent and impositions, and
other charges hereunder have been paid in advance;

               c. Whether the other party is in default in the performance of any covenant, condition or agreement to be performed by that party and the nature of the default, if any; and

               d.     Such other reasonable information as is requested.

        21.    PURCHASE OPTION

               At any time during the Lease term, upon ninety (90) days' written notice to Landlord, Tenant shall have the right to purchase the Premises from the Landlord for the sum of One Dollar ($1.00). All expenses of said purchase including, New York State Gains tax, any sales tax, transfer tax, title insurance, search, survey and recording charges, as well as any redated and revised environmental Phase I and Phase II studies, shall be the sole expense of the Tenant.

        22.    PURCHASE OF PREMISES BY LANDLORD FROM TENANT

               Upon ninety (90) days' written notice to Landlord from Tenant, Landlord hereby agrees to purchase or take by assignment, and Tenant hereby agrees to sell, or assign to Landlord, all of Tenant's right, title and interest in this lease, at a value which shall be the greater of

               a. the contributory "book" value of the Premises in the amount of $7,159,779, less depreciation, recorded by Tenant in accordance with generally accepted accounting principles; or

               b. the fair market value of the Premises without deduction from said value of the Premises the value of the utilities and services furnished by the Landlord, including any improvements or costs made by Tenant to the Premises after January 1, 1990. If Landlord and Tenant cannot agree on the valuation of the property as set forth above they shall each select an MAI appraiser to determine said fair market value. If both appraisers are unable to agree, both appraisers shall select a third MAI Appraiser, whose decision in this matter shall be final, and not subject to appeal or further judicial determination by either Party.

               All expenses in regard to the above assignment of lease and/or transfer of Premises from Tenant to Landlord, including New York State Transfer Taxes, New York State Gains Tax, expenses etc., shall be the responsibility of the Landlord.

        23.    RIGHT TO PERFORM FOR OTHER PARTY

               If either Landlord or Tenant shall, after notice and demand, fail to perform any covenant, condition, or other obligation on its part to be performed under this Lease, the other party may do so on behalf of the party so failing to perform.


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        24.    WRITTEN NOTICE

               Whenever under the terms of this Lease a written notice or communication is required or sent, it shall be by Certified Mail, addressed to Landlord and/or Tenant at its address first above-written or to such other address as either Landlord or Tenant may designate by written notice to the other made as herein provided, or by personal service, or express mail. Notice shall be considered given on the date the Return Receipt Request is signed by the party receiving notice.

        25.    BINDING ON SUCCESSORS AND ASSIGNS

               Except as otherwise provided in this, Lease, all terms, covenants, agreements, provisions, and conditions of this Lease shall be binding on and inure to the benefit of the parties hereto, and their respective representatives, successors, and assigns. No modification or termination of this Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

        26.    NO MERGER

               Notwithstanding any provision of this Lease to the contrary, if at any time or times during the term of this Lease or any renewal or extension thereof, Landlord and Tenant shall be the same person, party, or entity, or Landlord and the Leasehold Mortgagee shall be the same person, party or entity, Landlord's and tenant's interests and Landlord's and the Leasehold Mortgagee's interests shall remain separate and distinct and shall not be merged into one estate so as to cancel, terminate, or extinguish this Lease or the Leasehold Mortgage by law or otherwise.

        27.    CAPTIONS

               The captions of the Paragraphs of this instrument are solely for convenience and are not a part of this instrument for the purpose of construing its meaning or for any other purpose.

        28.    SURRENDER

               Subject to the rights of holders of the mortgages described in Paragraph 16, upon the expiration or the termination of the Lease term Tenant shall quit and surrender the Demised Premises and all buildings and improvements thereon in good condition and repair, except for reasonable wear and tear, and retention by Tenant of all trade fixtures, equipment, and personal property of Tenant.

        29.    QUIET ENJOYMENT

               Landlord agrees, covenants, and warrants that so long as Tenant faithfully performs the terms, agreements, provisions, covenants, and conditions of this Lease in a timely fashion within the grace periods and extended periods for unavoidable delays provided for herein, Tenant shall peaceably and quietly have, hold, and enjoy the Premises for the lease term


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without molestation or disturbance by or from Landlord and free of any and all encumbrances created or suffered by Landlord.

        30.    NO WAIVER

               No waiver of any covenant or condition contained in this Lease or of any breach of any such covenant or condition shall constitute a waiver of any subsequent breach of such covenant or condition by either party or justify or authorize the nonobservance on any other occasion of the same or any other covenant or condition hereof by either party.

        31.    INTERPRETATION

               This Lease shall be construed in accordance with the laws of the State of New York. Whenever the contents of any provision shall require it, the singular number shall be held to include the plural number, the neuter gender shall include the masculine and feminine, and vice versa.

        32.    ENTIRE AGREEMENT

               This Lease contains the entire agreement of the parties hereto with respect to the lease of the Premises and this lease may not be amended, modified, released, or discharged in whole or in part except by an instrument in writing signed by the parties hereto, their respective successors or assigns.

        IN WITNESS WHEREOF, Landlord and the Tenant have caused these presents to be executed on the day and year first above written.

                                     EASTMAN KODAK COMPANY

                                     By: _______________________________________
                                           Landlord               Vice President

                                     GENENCOR INTERNATIONAL, INC.

                                     By: _______________________________________
                                           Tenant       Executive Vice President